EXHIBIT 3.39
[SEAL]
LC0739029
CERTIFICATE OF CORPORATE RECORDS
MINERAL AREA PHARMACY AND DURABLE MEDICAL EQUIPMENT, LLC
     I, ROBIN CARNAHAN, Secretary of the State of the State of Missouri and Keeper of the Great Seal thereof, do hereby certify that the annexed pages contain a full, true and complete copy of the original documents on file and of record in this office for which certification has been requested.
     IN TESTIMONY WHEREOF, I have set my hand and imprinted the GREAT SEAL of the State of Missouri, on this, the 6th day of December, 2007
     [SEAL]

/s/ Robin Carnahan
Robin Carnahan
Certification Number: 10275673-1 Reference:
Verify this certificate online at http:www.sos.mo.gov/businessentity/verification

[SEAL]
State of Missouri
Robin Carnahan, Secretary of State
Corporate Division
P. O. Box 778/600 W. Main Street, Room 322
Jefferson City, MO 65102
Articles of Organization
(Submit with Filing fee of $105)
     1. The name of the limited liability company is:
          Mineral Area Pharmacy and Durable Medical Equipment, LLC
          (Must include “Limited Liability Company,” “Limited Company,” “LC,” “L.C.,” “L.L.C.,” or “LLC”)
     2. The purpose(s) for which the limited liability company is organized: To transact any and all lawful business for which a limited liability company may be organized under the Missouri Limited Liability Company Act.
     3. The name and address of the limited liability company’s registered agent in Missouri is:

National Registered Agents, Inc.	300-B East High Street	Jefferson City, MO 65101

Name	Street Address: May not use P. O. Box unless street address also provided	City/State/Zip
     4. The management of the limited liability company is vested in: ☐ managers ☑ members (check one)
     5. The events, if any, on which the limited liability company is to dissolve or the number of years the limited liability company is to continue, which may be any number or perpetual: perpetual

     (The answer to this question could cause possible tax consequences, you may wish to consult with your attorney or accountant)
     6. The name(s) and street address(es) of each organizer (P.O. Box may only be used in addition to a physical street address): Robin J. Keck, 7100 Commerce Way, Suite 100, Brentwood, TN 37027
     7. The effective date of this document is the date it is filed by the Secretary of State of Missouri, unless you indicate a future date, as follows:
(Date may not be more than 90 days after the filing date in this office)
     In Affirmation thereof, the facts stated above are true and correct:
     (The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575.040, RSMo)

/s/ Robin Keck	Robin J. Keck	5/11/08

Organizer Signature	Printed Name	Date

Organizer Signature	Printed Name	Date

Organizer Signature	Printed Name	Date

Name and address to return filed document:

Name:	State of Missouri

Address	Creation — LLC/LP 1 Page(s)

City, State, and Zip Code:	[BARCODE]

T0613503582

File Number: 200613740001
LC0739029
Date Filed: 05/15/2006
Robin Carnahan
Secretary of State